EXHIBIT 99.1

INVESTOR CONTACT: Deirdre Blackburn (610) 293-0600

SAFEGUARD ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

Wayne, PA, February 10, 2004 – Safeguard Scientifics, Inc. (NYSE: SFE), a leader in developing companies primarily in the information technology and healthcare life sciences areas, today announced its operating results for the fourth quarter and year-ended December 31, 2003.

“We have substantially completed the transformation of Safeguard in 2003,” reports Anthony L. Craig, Safeguard’s President and Chief Executive Officer. “We achieved significant monetizations improving our cash balances, refined our strategic focus in defined areas and invested according to our previously stated strategic objectives.”

During the year, Safeguard’s accomplishments included:

–	increased cash balances and balance sheet strength from the significant proceeds received from monetizing off-strategy assets including its holdings of Internet Capital Group, Kanbay International, Pac-West Telecomm, DocuCorp, and Verticalnet; and

–	provided growth capital to Mantas and ChromaVision resulting in increased ownership.

Financial Highlights

Safeguard’s consolidated revenue for the fourth quarter of 2003 was $459 million, compared with $439 million for the fourth quarter of 2002 due primarily to an increase in revenue at CompuCom and the inclusion of Alliance Consulting’s revenue subsequent to acquiring a majority interest in Alliance Consulting in December 2002. For the year ended December 31, 2003, Safeguard’s consolidated revenue was $1.6 billion, compared with $1.7 billion at December 31, 2002, due primarily to a decrease in revenue at CompuCom, partially offset by the inclusion of Alliance Consulting’s revenue in 2003.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

For the quarter ended December 31, 2003, Safeguard reported a net loss of $(32.9) million, or a diluted loss per share of $(0.28), compared with a net loss of $(31.2) million, or a $(0.27) diluted loss per share in the fourth quarter of 2002. The loss for the fourth quarter includes a $16.0 million impairment charge related to the Alliance reporting unit, which includes aligne and Lever 8, which were merged into Alliance Consulting. The fourth quarter results also include a $6.5 million impairment charge related to a private equity fund.

For the year ended December 31, 2003, Safeguard reported a net loss of $(33.3) million, or a diluted loss per share of $(0.30), compared with a net loss of $(129.1) million, or a $(1.12) diluted loss per share in 2002. Including the cumulative effect of a change in accounting principle, Safeguard reported a net loss of $(150.5) million or $(1.30) diluted loss per share in 2002. The improved results are due primarily to increased gains on sales of companies, reduced impairment charges and the elimination of the mark-to-market loss as a result of the sale of Verticalnet in 2003.

As of December 31, 2003, Safeguard’s parent company cash balance was $131 million and the market value of its ownership of public company marketable securities was $262 million. Safeguard’s parent company cash balance was $130 million and the market value of its public company marketable securities was $273 million as of February 9, 2004.

“During 2003, we generated $77.9 million in cash from the sale of companies and fund distributions and funded an additional $26.7 million to support our existing strategic operating companies” noted Chris Davis, Managing Director and CFO. “We are very pleased with our progress in monetizing non-strategic assets to enable us to support the growth of our strategic companies.”

Web Cast
Safeguard will host a Web cast today at 5:00 p.m. ET to discuss fourth quarter and year end 2003 results. You can access the Web cast, which will be accompanied by slides, at the Safeguard Web site at www.safeguard.com. The conference call is also available via a toll-free number. For listen only access, please call the toll-free number 877-818-2521 by 4:55 p.m.

About Safeguard (www.safeguard.com)
Safeguard Scientifics (NYSE:SFE) is a company that seeks to create long-term value by taking controlling interests primarily in the information technology and healthcare life sciences companies and developing them through superior operations

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

and management support. Safeguard’s existing strategic companies focus on the following vertical markets: financial services, healthcare and pharmaceutical, manufacturing, retail and distribution, and telecommunications.

Forward-Looking Statements
The statements contained in this press release and attachments that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including risks associated with the uncertainty of future performance of our companies, acquisitions of additional companies and dispositions of companies, additional financing requirements, management of rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the effect of economic conditions in the business sectors in which our companies operate, our ability to execute our business strategy, the ability of our companies to execute their respective strategies, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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NOTE TO EDITORS: Safeguard is a service mark of Safeguard Scientifics, Inc.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2003	2002

	(unaudited)
Assets
Current Assets
Cash and cash equivalents, restricted cash and short-term investments — Parent	$131,065	$126,334
— Subsidiaries	94,945	142,065
Accounts receivable	245,504	179,668
Inventories	35,849	30,181
Trading securities	—	832
Prepaid expenses and other current assets	11,293	13,045

Total current assets	518,656	492,125
Property and equipment, net	34,007	38,610
Ownership interests in and advances to affiliates	53,119	74,859
Available-for-sale securities	—	4,548
Intangible assets, net	14,689	18,580
Goodwill	197,038	206,815
Deferred taxes	—	1,210
Other	20,208	31,919

Total Assets	$837,717	$868,666

Liabilities and Shareholders’ Equity
Total current liabilities	$240,459	$249,979
Long-term debt	2,537	1,998
Minority interest	140,948	130,384
Other long-term liabilities	14,620	14,032
Convertible subordinated notes (5%, due June 2006)	200,000	200,000
Total shareholders’ equity	239,153	272,273

Total Liabilities and Shareholders’ Equity	$837,717	$868,666

     Certain prior year amounts have been reclassified to conform to the current year presentation.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2003	2002	2003	2002

Revenue
Product sales	$341,643	$333,251	$1,176,134	$1,289,353
Service sales	117,181	99,339	443,963	372,132
Other	83	6,252	2,461	24,069

Total revenue	458,907	438,842	1,622,558	1,685,554

Operating Expenses
Cost of sales — product	315,168	302,050	1,080,790	1,168,948
Cost of sales — service	84,865	64,891	301,272	241,741
Selling and service	28,508	33,508	128,416	130,717
General and administrative	25,910	34,641	110,585	141,501
Depreciation and amortization	9,554	11,074	32,756	32,882
Impairment	15,968	—	15,968	6,575

Total operating expenses	479,973	446,164	1,669,787	1,722,364

	(21,066)	(7,322)	(47,229)	(36,810)
Other income (loss), net	653	1,680	48,930	(5,149)
Impairment — related party	—	(11,434)	(659)	(11,434)
Interest Income	545	1,911	3,311	8,260
Interest and financing expense	(3,218)	(3,405)	(13,568)	(24,085)

Loss before income taxes, minority interest, equity loss and cumulative effect of change in accounting principle	(23,086)	(18,570)	(9,215)	(69,218)
Income tax expense	(1,483)	(2,188)	(5,400)	(7,418)
Minority interest	(908)	(671)	(1,537)	(1,453)
Equity loss	(7,407)	(9,767)	(17,179)	(51,004)

Net loss before cumulative effect of change in accounting principle	(32,884)	(31,196)	(33,331)	(129,093)
Cumulative effect of change in accounting principle (a)	—	—	—	(21,390)

Net loss	$(32,884)	$(31,196)	$(33,331)	$(150,483)

Basic loss per share
Prior to cumulative effect of change in accounting principle	$(0.28)	$(0.26)	$(0.28)	$(1.10)
Cumulative effect of change in accounting principle	—	—	—	(0.18)

	$(0.28)	$(0.26)	$(0.28)	$(1.28)

Diluted loss per share
Prior to cumulative effect of change in accounting principle	$(0.28)	$(0.27)	$(0.30)	$(1.12)
Cumulative effect of change in accounting principle	—	—	—	(0.18)

	$(0.28)	$(0.27)	$(0.30)	$(1.30)

Weighted average shares outstanding — basic and diluted	118,846	117,961	118,486	117,736

(a)	We adopted the provisions of SFAS 142, “Goodwill and Other Intangible Assets” which required that transitional impairment losses for goodwill, and negative goodwill be included as a cumulative change as of January 1, 2002.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Safeguard Scientifics, Inc.
Results of Segment Operations
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2003	2002	2003	2002

Summary
Strategic Initiative	(21,664)	(6,305)	(44,931)	(29,708)
Non-strategic	(6,979)	(9,746)	35,417	(63,862)
CompuCom	4,202	5,675	13,197	19,002

Total segments	(24,441)	(10,376)	3,683	(74,568)
Corporate operations	(6,960)	(18,632)	(31,614)	(47,107)
Income tax expense	(1,483)	(2,188)	(5,400)	(7,418)

	(32,884)	(31,196)	(33,331)	(129,093)
Cumulative effect of change in accounting principle	—	—	—	(21,390)

	(32,884)	(31,196)	(33,331)	(150,483)

Strategic Initiative
Revenue	32,547	20,563	122,940	55,637
Net Loss	(21,664)	(6,305)	(44,931)	(29,708)
Non-strategic
Revenue	9,852	14,328	44,182	58,759
Net income (loss)	(6,979)	(9,746)	35,417	(63,862)
Compucom
Revenue	416,436	403,933	1,455,120	1,571,089
Net income	4,202	5,675	13,197	19,002

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com